UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address Of Principal Executive Office and Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Business Consultant Agreement

As part of Sterling Bancshares, Inc.’s previously announced initiative to reduce and manage expenses, on January 7, 2005, Papillon Joint Venture (“Papillon”), a Texas joint venture of which Sterling Bancshares holds an indirect 49% interest, and Mark Kamin and Associates, Inc. (“Kamin”) mutually agreed to terminate the Business Consultant Agreement dated December 13, 2002 (the “Kamin Agreement”) by and between Papillon and Kamin.

Papillon was a joint venture originally formed as of January 1, 1999 by Sterling Bank, as a 49% owner, and Chrysalis Partners, L.L.C. (“Chrysalis”), as a 51% owner. Chrysalis was formed and is owned by George Martinez, a director of Sterling Bancshares and its former Chairman of the Board and Chief Executive Officer, and Bambi L. McCullough, a former Executive Vice President and Chief Services Officer of Sterling Bancshares and Sterling Bank. Papillon was formed to allow Sterling Bank’s employees to benefit from certain training techniques licensed to Chrysalis from an unrelated third party. By establishing the joint venture with Papillon, these training services were made available to Sterling Bank employees at market rates and provided by individuals who had a better understanding of the training needs and expectations of Sterling Bank employees. Pursuant to the terms of the arrangement, payments made to Papillon were used to pay third party expenses and license fees, pay administrative fees to Sterling Bank and reimburse the bank for certain expenses. As a result of this structure, no part of the payments made by Sterling Bank to Papillon were received and retained by either Chrysalis, Mr. Martinez or Ms. McCullough.

Upon the formation of Papillon, it entered into a Service Agreement with Sterling Bank to provide, either directly or through third parties, training and related human resource consulting services to Sterling Bank. To augment the services of Papillon under the Service Agreement and to consolidate the services then being provided directly by Kamin to Sterling Bank, Papillon entered into the Kamin Agreement. Pursuant to the Kamin Agreement, which was a five year agreement ending December 31, 2007, Kamin provided on Papillon’s behalf to Sterling Bank a substantial part of the consulting and coaching services required under the Service Agreement. The Kamin Agreement required Papillon to pay Kamin an annual fee of $300,000 in 12 equal consecutive monthly installments during the term of the contract with additional amounts for incremental services to be provided for under separate agreement. Under the Service Agreement, Sterling Bank paid Papillon the cost of those services which Papillon in turn paid to Kamin.

As reflected in Sterling Bancshares’ historical financial statements, the following annual amounts were paid to Papillon during the term of the Service Agreement: 1999 – $75,250; 2000 – $85,600; 2001 – $127,000; 2002 – $101,000; 2003 – $450,200; and 2004 – $372,900. Other than expenses payable to third parties such as Kamin and royalty payments to the third party licensor of the proprietary training techniques, Chrysalis paid to Sterling Bank, as an administrative fee, an amount equal to Chrysalis’ share of any and all profits generated by Papillon, and reimbursed Sterling Bank for the time spent by Mr. Martinez and

Ms. McCullough on Chrysalis activities not related to Sterling Bank. Neither Mr. Martinez nor Ms. McCullough have received any payments from Papillon since its inception.

The following is a summary of the terms and conditions of the Kamin Agreement material to Sterling Bancshares:

•	The term was for five years commencing January 1, 2003 and terminating December 31, 2007. The Kamin Agreement was not terminable by Papillon except upon the death of Mark Kamin.

•	The compensation payable by Papillon under the Kamin Agreement was $300,000 per year for an aggregate payment of $1,500,000, with additional services provided by Kamin subject to additional payments to be mutually agreed. During the term of the Kamin Agreement, addenda were executed providing for additional payments of $152,000.

•	Upon a sale of Sterling Bancshares during the term of the Kamin Agreement, a severance payment of between $100,000 to $300,000 was payable to Kamin. The amount of such severance payment was to be determined at the time of the sale at which time the Kamin Agreement would terminate.

As previously stated, as part of a larger cost reduction initiative, management and the board of directors of Sterling Bancshares are seeking to reduce ongoing non-technical training expenses. At the request of management, the independent members of the board of directors reviewed the Papillon relationship and expenses related to the Kamin Agreement and together with management determined to seek a termination of the Kamin Agreement. In consideration of the early termination of the Kamin Agreement, Sterling Bank has agreed to pay to Kamin the sum of $700,000.

In conjunction with the termination of the Kamin Agreement, on January 7, 2005 Sterling Bank and Chrysalis agreed to terminate Papillon and to cancel the Service Agreement. As a result, Papillon has ceased providing training or coaching services to Sterling Bank and its employees.

Consulting Agreement

As an additional component of Sterling Bancshares’ ongoing initiative to reduce expenses, on January 7, 2005 Sterling Bank and Ms. McCullough mutually agreed to terminate the Consulting Agreement between Sterling Bank and Ms. McCullough. In consideration for Ms. McCullough’s agreement to an early termination of her Consulting Agreement (which expires by its terms on May 31, 2007), Sterling Bank has agreed to pay to Ms. McCullough the sum of $475,000.

Financial Impact

The aggregate termination payments of $1,175,000 were expensed in the fourth quarter of 2004 resulting in an after-tax charge of approximately $764,000, or $0.02 per diluted share. The termination of the Kamin Agreement and McCullough Consulting

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Agreement will result in savings under these agreements of approximately $501,000 in 2005, $529,000 in 2006 and $410,000 in 2007 for a total savings of approximately $1,440,000. In addition to these estimated savings directly arising from the termination of the Kamin Agreement and the McCullough Consulting Agreement, Sterling Bancshares anticipates that it will realize approximately $500,000 in additional annual savings as a result of the reduction of related non-technical training programs and expenses which have been implemented under its cost reduction initiative.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2005	STERLING BANCSHARES, INC.

	By:	/s/ Stephen C. Raffaele
Stephen C. Raffaele
Executive Vice President and
Chief Financial Officer

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